UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2009
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34166	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2009, SunPower Corporation, Systems (“SunPower”), a subsidiary of SunPower Corporation, entered into a Photovoltaic Equipment Master Supply Agreement (the “Supply Agreement”) with FPL Group, Inc. (“FPL Group”). The Supply Agreement sets forth the material terms and conditions pursuant to which SunPower may sell to FPL Group solar panels and photovoltaic tracking and support structure equipment from 2010 through 2012 for use in solar projects of FPL Group or its affiliates.  The Supply Agreement is a material revenue opportunity for SunPower Corporation on a consolidated basis.

Pursuant to the Supply Agreement, SunPower guarantees delivery over such three year period of up to 100 megawatts (MWAC ) annually as a base commitment (“Base Commitment”), and up to an additional 100 MWAC annually to the extent FPL Group exercises options to acquire such additional quantities.  The parties may elect to satisfy SunPower’s quantity commitments as part of its provision of engineering, procurement and construction services in future FPL Group solar projects.

The Supply Agreement provides FPL Group the right to reduce or terminate its obligations with respect to the Base Commitment, which under certain, but not all, circumstances will result in an early termination payment.  In addition, FPL Group’s purchase obligations are conditioned upon the State of Florida promulgating laws and the State of Florida Public Service Commission promulgating regulations, by no later than September 30, 2009 (or such later date as agreed by FPL Group and SunPower) (“Purchase Condition Date”), that allow FPL Group’s utility affiliate to build, own and operate, and receive cost recovery for, photovoltaic solar electric generation facilities that would enable FPL Group to satisfy the Base Commitment for each year. If such condition is not satisfied by the Purchase Condition Date, then FPL Group shall have the right to reduce or eliminate the Base Commitment.

Item 7.01. Regulation FD Disclosure.

On April 23, 2009, FPL Group and SunPower Corporation issued a press release announcing entry into the Supply Agreement.  A copy of the press release is attached to this report as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: April 23, 2009	By: /s/ Dennis Arriola
Name: Dennis Arriola
Title: Senior Vice President and Chief Financial Officer

Exhibit No.	Description
99.1	Press Release dated April 23, 2009